Exhibit 99.1

TREMOR VIDEO REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

First quarter Total Spend increases 26% from prior year

New York, NY — May 5, 2016 — Tremor Video, Inc. (NYSE:TRMR), a provider of software for video ad effectiveness, today announced financial results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights:

•                  Total Spend(1) of $51.2 million, up 26% year-over-year

•                  Revenue of $34.6 million, down 9% year-over-year

•                  Gross profit of $16.2 million, flat year-over-year

•                  Adjusted EBITDA(2) of ($4.2) million; Adjusted EBITDA per share(2) of ($0.08)

•                  Net loss of ($11.1) million; net loss per share of ($0.21)

(1)         We define Total Spend (formerly reported as our GAAP revenue) as the aggregate gross spend transacted through our platforms.  Total Spend is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

(2)         Adjusted EBITDA and Adjusted EBITDA per share are non-GAAP financial measures.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

“Our first quarter results reflect a strong start to 2016,” said Bill Day, Tremor Video CEO.  “Programmatic and higher-function products continue to drive momentum—increasing more than 70% over last year—and further our position as the premium video marketplace.”

The table below presents Total Spend, revenue, gross profit, net loss, Adjusted EBITDA, net loss per share and Adjusted EBITDA per share for the three month period ending March 31, 2016.

First Quarter Results Summary

(in millions, except per share amounts), (unaudited)

	Three Months Ended
	March 31,
	2016	2015	% Change

Total Spend	$51.2	$40.6	26%
Revenue	$34.6	$38.1	(9)%
Gross profit	$16.2	$16.2	—
Net loss	$(11.1)	$(6.9)	(61)%
Adjusted EBITDA	$(4.2)	$(3.9)	(8)%
Net loss per share	$(0.21)	$(0.14)	(50)%
Adjusted EBITDA per share	$(0.08)	$(0.08)	—

First Quarter Breakdown of Total Spend

(in thousands), (unaudited)

	Three Months Ended
	March 31,
	2016	2015	% Change

Programmatic	$26,137	$7,305	258%
Non-programmatic higher function	19,978	19,669	2%
Non-programmatic media network	5,115	13,629	(62)%
Total Spend	$51,230	$40,603	26%

Guidance

Based on information available as of May 5, 2016, the Company expects the following:

Q2 and Full Year 2016 Outlook

	Q2 2016	Full Year 2016

Total Spend	$57 - $59 million	$255 - $265 million
Revenue	$39.5 - $41.5 million	$180 - $190 million
Adjusted EBITDA	$0 - $1 million	$0 - $5 million

Q1 2016 Financial Results Webcast:  Tremor Video will review its first quarter 2016 results on Thursday May 5, 2016 beginning at 4:30 PM EST.  The event will be hosted by Tremor Video CEO, Bill Day and feature presentations from himself as well as other executives on the Company’s performance, strategy and financial outlook.  The event will be broadcast live and can be accessed on Tremor Video’s Investor Relations website at http://investor.tremorvideo.com.  Following completion of the event, a recorded replay of the webcast will be available on Tremor Video’s website for a period of six months.

About Tremor Video:  Tremor Video (NYSE:TRMR) provides software for video advertising effectiveness. Our buyer and seller platforms enable seamless transactions in a premium video marketplace by offering control and transparency to clients.  We employ patented all-screen technology to make every advertising moment more relevant for consumers, and deliver maximum results for buyers and sellers.

“Safe harbor” Statement:  This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including second quarter 2016 and 2016 full year financial guidance, and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; adoption of the company’s programmatic solutions by advertisers and publishers; adoption of the company’s All-Screen product by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the impact of tools that block the display of video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on March 15, 2016 and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures:  To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Total Spend, Adjusted EBITDA, and basic and diluted Adjusted EBITDA per share, which are non-GAAP financial measures. We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend does not represent revenue earned by us. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, income tax expense, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, non-cash impairment charges, litigation costs associated with class action securities litigation, executive severance costs, acquisition related costs, and other adjustments. We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Mandy Robinson

Tremor Video Corporate Communications

646-278-7416

MRobinson@TremorVideo.com

Exhibit A

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,444	$59,887
Accounts receivable, net	52,966	70,778
Prepaid expenses and other current assets	4,270	3,721
Total current assets	113,680	134,386
Long-term assets:
Restricted cash	920	600
Property and equipment, net	10,697	10,094
Intangible assets, net	10,391	11,469
Goodwill	10,883	10,781
Other assets	867	794
Total long-term assets	33,758	33,738
Total assets	$147,438	$168,124

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$44,584	$58,742
Deferred rent, short-term	575	401
Contingent consideration on acquisition, short-term	2,774	987
Deferred revenue	187	108
Total current liabilities	48,120	60,238
Deferred rent, long-term	6,118	5,237
Deferred tax liabilities	537	510
Contingent consideration on acquisition, long-term	1,053	443
Other long-term liabilities	280	264
Total liabilities	56,108	66,692
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	280,130	279,136
Accumulated other comprehensive (loss) income	(77)	(55)
Accumulated deficit	(188,728)	(177,654)
Total stockholders’ equity	91,330	101,432
Total liabilities and stockholders’ equity	$147,438	$168,124

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2016	2015(1)
	(unaudited)

Revenue	$34,565	$38,052
Cost of revenue	18,347	21,859
Gross Profit	16,218	16,193

Operating Expenses:
Technology and development(2)	5,843	4,951
Sales and marketing(2)	12,664	11,961
General and administrative(2)	4,922	4,344
Depreciation and amortization	2,239	1,777
Mark-to-market(3)	1,044	—
Total operating expenses	26,712	23,033

Loss from operations	(10,494)	(6,840)

Interest and other (expense) income, net:
Interest expense	(2)	(2)
Other (expense) income, net	(252)	14
Total interest and other (expense) income, net	(254)	12

Loss before provision for income taxes	(10,748)	(6,828)

Provision for income taxes	326	122

Net loss	$(11,074)	$(6,950)

Net loss per share:
Basic and diluted	$(0.21)	$(0.14)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,372,857	51,217,220

(1) As discussed in our Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016, the previously issued quarterly financial statements for the three months ended March 31, 2015 have been restated to reflect the reporting of revenue attributable to the Company’s seller platform on a net instead of a gross basis.  The restatement has the effect of decreasing both revenue and cost of revenue in a like amount in such quarterly financial statements, and has no impact on reported gross profit, net loss or Adjusted EBITDA.

(2) Stock-based compensation expense included above:

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

Technology and development	$218	$214
Sales and marketing	386	409
General and administrative	360	485
Total stock-based compensation expense	$964	$1,108

(3) Reflects expense incurred based on the Company’s re-measurement, at March 31, 2016, of the estimated fair value of earn-out payments that may become due in connection with the acquisition of The Video Network Pty Ltd, an Australian proprietary limited company and which are not conditioned on continued employment with the Company.

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(11,074)	$(6,950)

Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,239	1,777
Loss from sublease	341	—
Bad debt recovery (expense)	(35)	13
Stock-based compensation expense	964	1,108
Stock-based long-term incentive compensation expense	—	19
Mark-to-market expense (income)	1,049	(3)
Net changes in operating assets and liabilities:
Decrease in accounts receivable	17,966	3,336
Increase in prepaid expenses and other assets	(137)	(354)
Decrease in accounts payable and accrued expenses	(15,485)	(1,159)
Increase in contingent consideration on acquisition	1,206	—
Increase in deferred rent	245	390
Increase in deferred revenue	79	7
Net cash used in operating activities	(2,642)	(1,816)

Cash flows from investing activities:
Purchase of property and equipment	(301)	(1,108)
Changes in restricted cash	(320)	—
Net cash used in investing activities	(621)	(1,108)

Cash flows from financing activities:
Proceeds from the exercise of stock option awards	—	5
Tax withholdings related to net share settlements of restricted stock units	(215)	(132)
Net cash used in financing activities	(215)	(127)

Net decrease in cash and cash equivalents	(3,478)	(3,051)

Effect of exchange rate changes in cash and cash equivalents	35	(60)

Cash and cash equivalents at beginning of period	59,887	77,787
Cash and cash equivalents at end of period	$56,444	$74,676

Exhibit B

Tremor Video, Inc.

Reconciliation of Total Spend to Revenue

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Total Spend	$51,230	$40,603
SSP inventory costs	16,665	2,551
Revenue	$34,565	$38,052

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net loss	$(11,074)	$(6,950)
Adjustments:
Depreciation and amortization expense	2,239	1,777
Stock-based compensation expense	964	1,108
Executive severance	105	—
Acquisition-related costs(1)	1,219	—
Litigation costs	181	4
Stock-based long-term incentive compensation expense	—	19
Provision for income taxes	326	122
Mark-to-market expense(2)	1,044	—
Interest and other expense (income), net	254	(12)
Other adjustments(3)	520	—
Total net adjustments	6,852	3,018
Adjusted EBITDA	$(4,222)	$(3,932)

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA - Per Share

(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net loss	$(0.21)	$(0.14)
Adjustments:
Depreciation and amortization expense	0.04	0.03
Stock-based compensation expense	0.02	0.02
Executive severance	—	—
Acquisition-related costs(1)	0.02	—
Litigation costs	—	—
Stock-based long-term incentive compensation expense	—	—
Provision for income taxes	0.01	0.01
Mark-to-market expense(2)	0.02	—
Interest and other expense (income), net	0.01	—
Other adjustments(3)	0.01	—
Total net adjustments	0.13	0.06
Adjusted EBITDA per share - basic and diluted	$(0.08)	$(0.08)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,372,857	51,217,220

(1) Reflects acquisition-related costs incurred in connection with the Company’s acquisition of The Video Network Pty Ltd, an Australian proprietary limited company (“TVN”).  Includes $1,206 of compensation-related expenses, relating to certain earn-out payments that may become due to the former stockholders of TVN and which are conditioned on continued employment with the Company.

(2) Reflects expense incurred based on the Company’s re-measurement, at March 31, 2016, of the estimated fair value of earn-out payments that may become due in connection with the acquisition of TVN and which are not conditioned on continued employment with the Company.

(3) Reflects amounts accrued in connection with a one-time change in the Company’s employee vacation policy.

Exhibit C

Tremor Video, Inc.

Consolidated Quarterly Statement of Operations

(in thousands)

(unaudited)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016

Revenue	$38,052	$42,404	$41,624	$51,757	$34,565

Inventory costs	20,317	22,991	22,494	27,206	16,368
Other cost of revenue	1,542	1,403	1,530	1,783	1,979
Total cost of revenue	21,859	24,394	24,024	28,989	18,347

Gross Profit	16,193	18,010	17,600	22,768	16,218

Total operating expenses	23,033	23,139	46,280	24,886	26,712

Loss from operations	(6,840)	(5,129)	(28,680)	(2,118)	(10,494)

Total interest and other (expense) income, net	12	6	77	(75)	(254)

Loss before provision for income taxes	(6,828)	(5,123)	(28,603)	(2,193)	(10,748)

Provision for income taxes	122	117	19	225	326

Net loss	$(6,950)	$(5,240)	$(28,622)	$(2,418)	$(11,074)